SCHEDULE 13G - TO BE INCLUDED IN STATEMENTS
FILED PURSUANT TO RULE 13d-1(b)


Item 1(a).      Name of Issuer:

                Stanley Furniture Company Incorporated

Item 1(b).      Name of Issuer's Principal Executive Offices:

                Route 57
                Stanleytown, VA  24168

Item 2(a).      Name of Person Filing:

                Muhlenkamp & Company Profit Sharing Plan

Item 2(b).      Address or Principal Business Office or, if None,
Residence:

                12300 Perry Highway, Wexford, PA 15090

Item 2(c).      Citizenship:

                Not applicable

Item 2(d).      Title of Class of Securities:

                Common Stock

Item 2(e).      CUSIP Number:

                854305208

Item 3.

Item 4. Ownership

        (a)     Amount Beneficially Owned:
        1,200

        (b)     Percent of Class:
                     .017%

        (c)     Number of shares as to which such person has:

        (i)     sole power to vote or to direct the vote:
        1,200

        (ii)    shared power to vote or to direct the vote:


        (iii)   sole power to dispose or to direct the
disposition of:
        1,200

        (iv) shared power to dispose or to direct the disposition of:





Item 5. Ownership of Five Percent or Less of a Class.

        If this statement is being filed to report the fact that as of the date hereof, the reporting person has ceased to be the beneficial owner of more than five percent of the class of securities, check the following ( ).

Item 6. Ownership of More than Five Percent on Behalf of Another
Person.



Item 7. Identification and Classification of the Subsidiary Which
Acquired
the Security Being Reported on By the Parent Holding Company.

        Not Applicable

Item 8. Identification and Classification of Members of the
Group.



Item 9. Notice of Dissolution of Group.


Item 10.        Certification.




Signature

        After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this
Schedule 13G in connection with Muhlenkamp & Company Profit Sharing Plan's beneficial ownership of the common stock of Stanley Furniture Company Incorporated at July 16, 1998 is true, complete and correct.



        July 16, 1998
Date



        /s/Ronald H. Muhlenkamp
Signature




SCHEDULE 13G - TO BE INCLUDED IN STATEMENTS
FILED PURSUANT TO RULE 13d-1(b) or 13d-2(b)
RULE 13d-1(f)(1)  AGREEMENT

        The undersigned persons, on July 8, 1997, agree and consent to the filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Stanley Furniture
Company
Incorporated at July,16, 1998

        Muhlenkamp Fund


        By      /s/Ronald H. Muhlenkamp
          Trustee